UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020
Conformis, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CFMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.01	Entry Into a Material Definitive Agreement.

On September 23, 2020, Conformis, Inc., a Delaware corporation (“Conformis”), and a healthcare focused institutional investor entered into a subscription agreement (the “Subscription Agreement”), pursuant to which Conformis agreed to sell (i) 8,512,088 shares (the “Shares”) of its common stock (“Common Stock”) and accompanying warrants (“Warrants”) to purchase up to 8,512,088 shares of Common Stock and (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 9,492,953 shares of Common Stock and accompanying Warrants to purchase up to 9,492,953 shares of Common Stock in a registered direct offering (the “Offering”) for gross proceeds of approximately $17.25 million. The Shares (or Pre-Funded Warrants in lieu thereof) and accompanying Warrants are being sold in units, each consisting of one Share (or a Pre-Funded Warrant to purchase one share of Common Stock in lieu thereof) and a Warrant to purchase one share of Common Stock, at an offering price of $0.9581 per unit.
The Pre-Funded Warrants will be exercisable immediately, have an exercise price of $0.0001 per share and will be exercisable until all of the Pre-Funded Warrants are exercised in full. The Warrants will be exercisable immediately, have an exercise price of $0.8748 per share, and will expire five years from the date of issuance. The Pre-Funded Warrants and the Warrants each prohibit the holder from exercising any portion thereof to the extent that the holder would own more than 9.99% of the number of shares of Common Stock outstanding immediately after exercise. The number of shares issuable upon exercise of the Warrants and Pre-Funded Warrants and the exercise price of the Warrants and Pre-Funded Warrants is adjustable in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Offering is expected to close on or about September 28, 2020, subject to the satisfaction of customary closing conditions.
The net proceeds to Conformis from the Offering are expected to be approximately $16.1 million after deducting Oppenheimer’s fees and expenses, but excluding Conformis’ estimated offering expenses and the proceeds, if any, from the exercise of Warrants and Pre-Funded Warrants issued in the Offering.
Conformis also entered into a placement agent agreement (the “Placement Agent Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”) on September 23, 2020, pursuant to which Oppenheimer agreed to serve as exclusive placement agent for the Offering. Conformis has agreed to pay Oppenheimer an aggregate fee up to 6% of the gross proceeds received in the Offering and reimburse Oppenheimer for reasonable out-of-pocket expenses in an amount not to exceed $70,000.
As part of the Purchase Agreement, Conformis agreed to a 90-day “lock-up” with respect to shares of Common Stock, including securities that are convertible into, or exchangeable or exercisable for, shares of Common Stock. In addition, Conformis’ executive officers and directors agreed to a 90-day “lock-up” with respect to shares of Common Stock, and other securities beneficially owned, including securities that are convertible into, or exchangeable or exercisable for, shares of Common Stock. Subject to certain exceptions, during the lock-up period, the Company and its executive officers and directors may not offer, sell, pledge or otherwise dispose of the foregoing securities without the prior written consent of Oppenheimer.
The Placement Agent Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Placement Agent Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Shares, Pre-Funded Warrants, Warrants, and shares of common stock issuable upon exercise of the Pre-Funded Warrants and Warrants will be issued pursuant to a prospectus supplement that will be filed with the Securities and Exchange Commission in connection with a takedown from Conformis’ effective shelf registration statement on Form S-3 (File No. 333-237351) and the base prospectus dated as of August 5, 2020 contained in such registration statement.
Upon closing of the Offering and combined with prior applicable payments and proceeds received in 2020 prior to the Offering, the Company will have satisfied the capital raise covenant in its Loan and Security Agreement with Innovatus Life Sciences Lending Fund I to receive aggregate gross proceeds from the issuance of equity securities or other certain specified payments of not less than $20 million by December 31, 2020.
The description of terms and conditions of the Placement Agent Agreement, the form of Pre-Funded Warrant, the form of Warrant and the Subscription Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Placement Agent Agreement, the form of Pre-Funded Warrant, the form of Warrant and the Subscription Agreement, which are attached hereto as Exhibits 1.1, 4.1, 4.2 and 10.1, respectively, and incorporated herein by reference. A copy of the legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Shares, Pre-Funded Warrants, Warrants and shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Warrants is filed herewith as Exhibit 5.1. On September 24, 2020, the Company issued a press release in connection with the Offering, which is attached as Exhibit 99.1 hereto and incorporated by reference herein.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Placement Agent Agreement, dated as of September 23, 2020, by and between Conformis and Oppenheimer & Co. Inc.
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Stock Warrant
5.1	Opinion of Hogan Lovells US LLP
10.1	Form of Subscription Agreement
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
99.1	Press Release of Conformis, Inc., dated September 24, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: September 24, 2020	By:	/s/ Robert S. Howe
Robert S. Howe
Chief Financial Officer